UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

885 Third Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On June 10, 2013, the Board of Directors of Siebert Financial Corp. named the current Executive Vice President and Chief Financial Officer, Joseph M. Ramos, Jr., to the additional position of Chief Operating Officer, effective June 17, 2013. In addition, the Board of Directors of Muriel Siebert & Co., Inc. named Mr. Ramos, who currently serves as Chief Financial Officer, to the additional position of Chief Operating Officer, effective on June 17, 2013. These appointments are subject to the satisfaction of applicable FINRA registration requirements, within 90 days from the effective date of the appointments.

          Mr. Ramos has been Executive Vice President, Chief Financial Officer and Assistant Secretary of the Copany since February 10, 2003 and Chief Financial Officer of Siebert, Brandford, Shank, & Co., L.L.C. since April 20, 2009. From May 1999 to February 2002, Mr. Ramos served as Chief Financial Officer of Internet Financial Services, Inc. From November 1996 to May 1999, Mr. Ramos served as Chief Financial Officer of Nikko Securities International, Inc. From September 1987 to March 1996, Mr. Ramos worked at Cantor Fitzgerald and held various accounting and management positions, the last as Chief Financial Officer of their registered broker-dealer based in Los Angeles. From October 1982 to September 1987, Mr. Ramos was an audit manager for Deloitte & Touche LLP, a public accounting firm. Mr. Ramos is a Certified Public Accountant licensed in the State of New York.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Proposal 1

          (a) On June 10, 2013, the Company held its 2013 Annual Meeting of Shareholders (the “Shareholder Meeting”).

          (b) At the Shareholder Meeting, the Company’s shareholders voted on a proposal to elect six directors to hold office until the next annual meeting or until the director’s successor has been duly elected. Votes regarding the election of all six nominees were as follows:

Name	For Nominee	Authority Withheld From Nominee	Broker Non-Votes

Muriel F. Siebert	19,901,068	288,727	0
Patricia L. Francy	20,134,515	55,280	0
Nancy Peterson Hearn	20,135,865	53,930	0
Leonard Leiman	20,134,515	55,280	0
Jane Macon	19,893,069	296,726	0
Robert P. Mazzarella	20,134,515	55,280	0

Proposal 2

          The shareholders held a non-binding stockholder advisory vote to approve the Company’s named executive compensation. A tabulation of the final voting results follows:

For	Against	Abstain	Broker Non-Votes

20,032,081	148,868	8,846	0

Proposal 3

          The shareholders held a non-binding advisory vote on the frequency of a say-on-pay votes to approve the Company’s named executive compensation. Under the proposal, shareholders voted to have the say-on-pay vote every year, every two years or every three years. A tabulation of the final voting results follows:

One Year	Two Years	Three Years	Abstain

284,566	103,517	19,788,616	13,096

          (d) After the Shareholder Meeting, the Board of Directors of the Company declared that the frequency of the say-on-pay votes to approve the Company’s named executive compensation would be every three years.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBERT FINANCIAL CORP.

Date: June 14, 2013	By:	/s/ Joseph M. Ramos, Jr.